Exhibit 10.7


                                   AMENDMENT I
                             TO EMPLOYMENT AGREEMENT

      Amendment I dated December 10, 2001 to Employment Agreement made and entered into as of the 1st day of September 2000, by and between Kroll Inc., a Delaware corporation (the "Company"), and Michael D. Shmerling (the "Executive") (the "Employment Agreement").

      The Employment Agreement is hereby modified such that the Company is changed to Kroll Inc., an Ohio Corporation. All rights and obligations of Kroll Inc. (Delaware) pursuant to the Employment Agreement are hereby assumed by Kroll Inc. (Ohio).

      All other provisions of the Employment Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment effective as of the date first written above.

                                    Kroll Inc. (Ohio)


                                    By: /s/ Michael G. Cherkasky
                                       -------------------------------------
                                       Michael G. Cherkasky
                                       President and Chief Executive Officer


                                    Kroll Inc. (Delaware)


                                    By: /s/ Michael G. Cherkasky
                                       -------------------------------------
                                       Michael G. Cherkasky
                                       President


                                   Executive:


                                    /s/ Michael D. Shmerling
                                    ----------------------------------------
                                    Michael D. Shmerling

                              EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into as of this ___ day of September 2000, by and between KROLL INC., a Delaware corporation (the "Company"), and Michael D. Shmerling (the "Executive").

      WHEREAS, the Executive and the Company desire to embody in this Agreement the terms and conditions of the Executive's employment by the Company; and

      WHEREAS, the Executive and the Company desire that any and all other agreements relating to the subject matter hereof be terminated and replaced by the provisions hereof.

      NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the compensation paid to the Executive, the parties hereby agree:

                                   ARTICLE 1

                     Employment, Duties and Responsibilities

      1.1 Employment. The Company shall employ the Executive as Chief Operating Officer of the Company. The Executive hereby accepts such employment. The Executive agrees to devote his best efforts to promote the interests of the Company, and, at his discretion, if requested by the Board of Directors of the Company, for any affiliate of the Company.

      1.2 Duties and Responsibilities. The Executive shall have the duties and responsibilities as are customarily performed by the Chief Operating Officer of a company. The Executive shall have complete authority over the operations of the Company, reporting to Michael Cherkasky, Chief Executive Officer of the Company, and no other executive of the Company shall be appointed senior to that of Executive over the operations of the business.

                                   ARTICLE 2

                                      Term

      2.1 Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue until December 31, 2003, unless sooner terminated pursuant to Article VI hereof. Thereafter, the Term shall continue on a year to year basis unless terminated by either party upon one month's prior written notice.

                                   ARTICLE 3

                              Place of Performance

      3.1 Place of Performance. In connection with his employment by the Company, the Executive shall be based in Nashville, Tennessee, with work as needed in New York, New York.

                                   ARTICLE 4

                                  Compensation

      4.1 Salary, Bonuses and Benefits. As compensation and consideration for the performance by the Executive of his obligations to the Company under this Agreement, the Executive shall be entitled to the compensation and benefits described in the attached Exhibit A (subject, in each case, to the provisions of ARTICLE 6 hereof).

      4.2 Expenses. The Company will pay or reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect, from time to time, during the Term.

                                   ARTICLE 5

                 Exclusivity, Confidentiality and Noncompetition

      5.1 Exclusivity, Etc. The Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. The Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term, subject to any obligations to third parties in existence as of the date hereof, which obligations may not be in conflict with Section 5.2(d) hereof. The Executive also agrees that he will not engage in any other business activities pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in Section
5.2 below. The Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

      5.2 Confidentiality and Noncompetition.

      (a) The term "Confidential Information," as employed in this Agreement, means, except to the extent such information is otherwise publicly available and such public availability was not caused in any manner by the Executive, (i) any object, material, device, substance, data, report, record, forecast, interpretation or information, whether written or oral, not in the public domain and relating to or reflecting any product, design, process, procedure, formula, research, idea, invention, discovery, improvement, equipment, scientific or technical information, method of production, business plan, financial information, listing of names, addresses or telephone numbers, trade secret and/or know how, and all matters pertaining thereto, of the Company and its affiliates, whether or not contained in any written document, which are or have been directly or indirectly communicated to, acquired by, or learned by the Executive as a result of his relationship (whether as an employee or otherwise) with the Company or any of its affiliates and (ii) any analysis, compilation, note, study, sample, drawing, sketch, computer program, computer file or other document, whether prepared by or under the direction of the Company or any of its affiliates, the Executive or others, and all copies, facsimiles, replicas, photographs, and reproductions thereof, which contain, relate to, or reflect any of the aforementioned items.

      (b) The Executive shall not, directly or indirectly, either disclose any Confidential Information, except to the extent required in the performance of his duties as an employee of the Company or use any Confidential Information for the benefit of himself or any person, firm, corporation, or association other than the Company or any of its affiliates, during the Term or thereafter.

      (c) All samples, drawings, sketches, documents and written information of any kind reflecting any of the Confidential Information or relating to the Company's or any of its affiliates' business, products, services or clients which come into the possession of the Executive shall remain the sole property of the Company or such affiliate and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Executive, except in the performance of his duties as an employee of the Company. Upon the earlier of the Company's request therefor or the termination of the Executive's employment by the Company, the Executive shall return all such samples, drawings, sketches, documents and written information, and all copies, facsimiles, replicas, photocopies, and reproductions of them, to the Company.

      (d) The Executive hereby covenants and agrees to refrain, during the Term hereof and any extension (including year-to-year extensions) or renewal thereof and for a period of two (2) years after the date of termination of the Executive's employment during the Term (i) if such termination during the Term was for Cause (as hereinafter defined) or (ii) if the Executive terminates employment during the Term on his own volition, from, directly or indirectly,
(a) engaging on his own behalf in the Company's business or (b) owning any interest in or engaging in or performing any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent officer, director or shareholder that (A) derives a meaningful portion of its revenues from the Company's business or (B) is a meaningful competitor of the Company in the Company's business. Notwithstanding the foregoing, for purposes of this Section 5.2(d), the term "Term" shall not include any year-to-year extensions of this Agreement. The Executive will not at any time during the period of the Executive's employment by the Company and for a period of two (2) years thereafter induce or assist others to induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company or any of its affiliates to terminate or to modify in any other fashion to the detriment of the Company or any of its affiliates such association with the Company or any of its affiliates. Notwithstanding any provision of this Section 5.2(d), (i) it shall not be a violation of this Section 5.2(d) for the Executive to own two percent (2%) or less of a public company, involved in the Company's business other than any investment of the Executive in existence as of the date hereof.

      (e) The parties hereto agree that the Executive's agreements contained in paragraph (b) through (d) of this Article relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by the Executive will cause the Company great and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in (b) through (d) will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to seek temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing any bond so as to prevent a breach of any of the agreements contained in (b) through (d) of this Article and to secure the enforcement thereof. Furthermore, the Executive represents that his experience and capabilities are such that the enforcement of the provisions contained in paragraphs (b) through (d) of this Section 5.2 will not prohibit the Executive from earning a living.

                                   ARTICLE 6

                                   Termination

      6.1 Termination by the Company. The Company shall have the right to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean the nonappealable conviction of Executive of a felony.

      6.2 Death. In the event the Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive's death.

      6.3 Disability. In the event that the Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period, the Company shall have the right to terminate the Executive's employment, such termination to be effective upon the giving of notice thereof to the Executive in accordance with Section 7.3 hereof.

      6.4 Effect of Termination. (a) In the event of termination of the Executive's employment for any reason, the Company shall pay to the Executive (or his beneficiary, heirs or estate in the event of his death) any base salary or other compensation in accordance with the normal pay practices of the Company upon a termination of employees for similar reasons.

      (b) In the event of termination of the Executive's employment (i) by the Company for Cause, (ii) by the Executive for any reason, (iii) because of the Executive's death, or (iv) pursuant to Section 6.3, because of the Executive's disability, neither the Executive nor any beneficiary, heir or estate of the Executive shall be entitled to any further compensation other than the amounts described in Section 6.4(a) hereof.

      (c) In the event of termination of the Executive's employment by the Company other than for Cause, the Company shall pay the Executive, in addition to the amounts described in Section 6.4(a) hereof, the greater of (i) an amount equal to the value of the continued payment of the Executive's base salary for the remainder of the Term (excluding any renewal periods), or (ii) an amount equal to Executive's then current base salary for one (1) year. Such amount shall be payable, at the discretion of the Company, either (A) in a lump sum or
(B) in equal monthly installments. In addition, for the greater of one (1) year following any such termination or the remainder of the Term (as if such termination had not occurred), the Company shall, at its cost, provide the Executive with all life insurance, health, disability and major medical insurance plans in which the Executive participated immediately prior to such termination.

      (d) In the event that the Company fails to offer Executive to renew the terms of this Agreement for at least one (1) year following the end of the Term at a salary level at least equal to Executive's then current base salary, the Company shall pay Executive an amount equal to Executive's then current base salary for one (1) year.

                                   ARTICLE 7

                                  Miscellaneous

      7.1 Benefit of Agreement; Assignment, Beneficiary. (a) This Agreement shall inure to the benefit of and be binding upon the Company and their successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

      (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      (c) Upon a reorganization, merger or consolidation of Kroll Inc. with one or more corporations as a result of which Kroll Inc. is not to be the surviving corporation (whether or not Kroll Inc. shall be dissolved or liquidated) or upon the execution of an agreement for the sale or transfer of all or substantially all of the assets of Kroll Inc. ("Change-in-Control Event"), at the option of the Executive, the Term shall be modified to the lesser of (i) eighteen (18) months from the Change-in-Control Event or (ii) the remaining Term.

      7.2 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company, to the Chief Executive Officer of the Company (b) in the case of the Executive, to the Executive's last known address as reflected in the Company's records, or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

      7.3 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

      7.4 Waiver. No waiver of any provision of this Agreement shall be effective or binding unless it is in writing and signed by the party against which such waiver is to be enforced. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

      7.5 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      7.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

      7.7 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

      7.8 Venue and Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of New York, New York County or in the United States District Court for the Southern District of New York, and each of the parties hereto consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objections to venue laid therein.

      7.9 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary effectuate to the intended preservation of such rights and obligations.

      7.10 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

      7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above.

                                   KROLL, INC.


                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


                                   EXECUTIVE:


                                   /s/
                                   ----------------------------------------

                        EXHIBIT A TO EMPLOYMENT AGREEMENT

      The Executive shall receive as compensation for his performance under the attached Employment Agreement the following:

      (a) Salary. The Company shall pay the Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company, subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of not less than $300,000. The Board of Directors of the Company shall review such compensation not less frequently than annually during the Term, but any adjustment in Executive's salary may only be upward. The Executive shall be entitled to a minimum four percent (4%) annual increase in salary. The Executive agrees to waive such increase for the year 2001.

      (b) Annual Bonus. In addition to base salary, the Executive shall earn incentive compensation ("incentive compensation") and the Company shall pay each fiscal year, or any fractional period thereof during the Term, incentive compensation in accordance with the plan approved by the Compensation Committee and/or the Board of Directors of the Company and in connection with Executive's "Key Performance Indicators" as agreed to by the parties. Incentive compensation may, at the Company's discretion, be paid in cash or up to 50% in Kroll Inc. stock.

      (c) Benefits. The Executive shall participate during the Term in such pension, life insurance, health, death, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained, from time to time, during the Term, in the Company's discretion, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs. Nothing herein shall limit the Company's ability to change, modify, cancel or amend any such pension, life insurance, health, death, disability or major medical insurance plans.

      (d) Stock Options. The Executive shall be eligible from time to time for grants of stock options in Kroll Inc., which grants shall be made at the discretion of the Compensation Committee of the Board of Directors of the Company, in the manner available to other employees of the Company at substantially the same level of responsibility of Executive and subject to the terms and provisions of such options

      (e) Vacation. The Executive shall be entitled to paid vacation in accordance with Company policy during the Term.